Innovid Appoints New CFO and Announces Preliminary Unaudited Q3 2023 Revenue Exceeding Guidance

•Preliminary Q3 Revenue of $36M, Above the High End of Guidance
•Anthony Callini Named New Chief Financial Officer
•Innovid to Release Third Quarter 2023 Results on Wednesday, November 8

NEW YORK, Oct. 16, 2023 /PRNewswire/ -- Innovid (NYSE: CTV), an independent advertising platform for the delivery, personalization, and measurement of converged TV across linear, CTV, and digital, today announced the appointment of Anthony Callini as Chief Financial Officer, effective today, while Tanya Adreev-Kaspin, who will be leaving Innovid to pursue other opportunities, will remain for a transition period of six months. The Company also reported positive preliminary unaudited third quarter 2023 revenue of approximately $36 million, exceeding the high end of its previously provided revenue guidance of $33 million to $35 million.

"I am thrilled to welcome Anthony to the Innovid team," said Zvika Netter, Co-founder and CEO. "His extensive financial expertise with public technology companies will be a tremendous asset to our company as we continue to scale our business, improve our operating efficiency, and drive towards expanding margins. I also want to take this opportunity to thank Tanya for her partnership and service to the company over the last 11 years. Tanya was a key pillar in our success to date and continues to be one through this transition. I look forward to following Tanya’s path forward and will always see her as a part of Team Innovid”.

Mr. Callini has over 20 years of financial experience at growth-oriented private and public technology companies. Prior to joining the Innovid team, Mr. Callini was Chief Financial Officer at iZotope, an award-winning audio software technology company. Prior to that, he was Chief Financial Officer at Monotype, a public branding and design technology company. Mr. Callini served as the Senior Vice President of Finance at Avid Technologies, a publicly traded leading provider of media technology, and held a number of financial leadership positions at Open Solutions, Inc., a publicly traded software and services company, including Senior Vice President, Finance and Treasurer. Prior to Open Solutions, Mr. Callini held financial leadership positions with Ernst & Young LLP and Arthur Andersen LLP.

“It is an exciting time to join Innovid, and I am eager to work with the team to lead the next phase of growth. I am impressed by the market opportunity and the powerful positioning Innovid has in the future of TV advertising. I love the unique and award-winning culture, the innovation, the technology, and Innovid’s compelling financial model,” said Anthony Callini, CFO. “We remain committed to delivering shareholder value through profitable growth, and I look forward to working with team Innovid.”
“After an incredible eleven-year-long journey of turning a small start-up into a successful public company listed at NYSE, it is the right time for me to step down as the CFO,” said Tanya Andreev-Kaspin. “I am grateful for the opportunity to have worked alongside such a collaborative and talented team. I thank Zvika for his leadership and for supporting my career growth. Innovid is well-positioned strategically and financially to continue building the critical technology infrastructure for the future of TV advertising and driving value for our customers and shareholders. I'm highly confident in Innovid’s leadership and future, and I look forward to working with my successor, Anthony Callini, on the smooth transition in the upcoming months.”
“We are encouraged by our early positive results and remain focused on profitable growth and execution to deliver on our long-term financial targets,” said Zvika Netter, Co-founder and CEO. “We look forward to sharing more exciting details on our upcoming earnings conference call on November 8, 2023, and at our Investor Day on November 30, 2023.”

Earnings Conference Call Information

The Company will host a conference call and webcast to discuss third quarter 2023 financial results on Wednesday, November 8th at 8:30 a.m. Eastern Time. Hosting the call will be Zvika Netter, Co-founder and Chief Executive Officer, and Anthony Callini, Chief Financial Officer. The conference call will be available via webcast at investors.innovid.com. To participate via telephone, please dial 877-407-3211 (toll-free) or 201-389-0862; click here for international dial-ins. Following the call, a replay of the webcast will be available for 90 days on the Innovid Investor Relations website.

Preliminary Revenue Figure

The Company is currently in the process of finalizing its full financial results for the quarter that ended September 30, 2023, and applying its standard closing procedures, therefore the estimated revenue presented above reflects various assumptions and estimates based only upon information available to the Company as of the date hereof. As a result, while the Company considers the preliminary revenue figure to be a reasonable estimate, it remains subject to change, and actual results may differ due to developments or other information that may arise between now and the time the full financial results for the quarter ended September 30, 2023, are finalized.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1996. The Company's actual results may differ from its expectations, estimates, and projections, and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," "aim," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations regarding its future financial results and expected growth. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including Innovid's ability to achieve and, if achieved, maintain profitability, decrease and/or changes in CTV audience viewership behavior, Innovid's failure to make the right investment decisions or to innovate and develop new solutions, inaccurate estimates or projections of future financial performance, Innovid's failure to manage growth effectively, the dependence of Innovid's revenues and business on the overall demand for advertising and a limited number of advertising agencies and advertisers, the rejection of digital advertising by consumers, future restrictions on Innovid's ability to collect, use and disclose data, market pressure resulting in a reduction of Innovid's revenues per impression, Innovid's failure to adequately scale its platform infrastructure, exposure to fines and liability if advertisers, publishers and data providers do not obtain necessary and requisite consents from consumers for Innovid to process their personal data, competition for employee talent, seasonal fluctuations in advertising activity, payment-related risks, interruptions or delays in services from third parties, errors, defects, or unintended performance problems in Innovid's platform, intense market competition, failure to comply with the terms of third party open source components, changes in tax laws or tax rulings, failure to maintain an effective system of internal controls over financial reporting, failure to comply with data privacy and data protection laws, infringement of third-party intellectual property rights, difficulty in enforcing Innovid's own intellectual property rights, system failures, security breaches or cyberattacks, additional financing if required may not be available, the volatility of the price of Innovid's common stock and warrants, and other important factors discussed under the caption "Risk Factors" in Innovid's Annual Report on Form 10-K filed with the SEC on March 3, 2023, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC's website at www.sec.gov and the Investors Relations section of Innovid's website at investors.innovid.com. You should carefully consider the risks and uncertainties described in the documents filed by the Company from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. The Company cautions not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

About Innovid

Innovid (NYSE: CTV) powers advertising delivery, personalization, and measurement across linear, connected TV (CTV), and digital for the world's largest brands. Through a global infrastructure that enables cross-platform ad serving, data-driven creative, and measurement, Innovid offers its clients always-on intelligence to optimize advertising investments across channels, platforms, screens, and devices. Innovid is an independent platform that leads the market in converged TV innovation through proprietary technology and exclusive partnerships designed to reimagine TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit https://www.innovid.com/ or follow us on LinkedIn or Twitter.

Investor Contacts
Brinlea Johnson
IR@innovid.com

Media Contacts
Megan Garnett Coyle
megan@innovid.com

Caroline Yodice
cyodice@daddibrand.com